CONSULTANT COMPENSATION AGREEMENT

THIS CONSULTANT COMPENSATION AGREEMENT (the "Agreement") is made this 27th day of August 2002, between San Antonios Resources Inc., a British Columbia company ("San Antonios"), having its address at Suite 1120 – 750 West Pender, Vancouver B.C.,V6C 2T8, and [name of Consultant] (“[Consultant]”) having an address at [address], who has executed and delivered this Agreement by the execution and delivery of the Counterpart Signature Page which is designated as Exhibit "A".

WHEREAS, the Board of Directors of San Antonios has adopted a written compensation agreement for compensation of [Consultant], a natural person; and

WHEREAS, San Antonios engaged [Consultant] to provide services at the request of and subject to the satisfaction of its management, for which San Antonios agrees to compensate [Consultant]; and

WHEREAS, [Consultant] has provided services at the request and subject to the approval of the management of San Antonios; and

WHEREAS, a general description of the nature of the services performed and to be performed and the maximum value of such services under the Agreement is set forth in Exhibit “B” thereto; and

WHEREAS, San Antonios and [Consultant] intend that the Agreement and the services performed hereunder were and shall be made, requested and performed in such a manner that the Agreement shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which San Antonios may issue "freely tradable" Common Shares (except as may be limited by "affiliate" status) in its capital stock (the “Shares”) as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by San Antonios;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

Section 1

Compensation Plans

1.1

Employment.  San Antonios hereby employs [Consultant] and [Consultant] hereby accepts such employment, and has performed and, if applicable, will perform the services requested by management of San Antonios to its satisfaction during the term hereof.  The services performed by [Consultant] hereunder have been and will be personally rendered by [Consultant] and no one acting for or on behalf of [Consultant], except those persons normally employed by [Consultant] in rendering services to others, such as secretaries, bookkeepers and the like.

1.2

Independent Contractor.  Regardless of [Consultant]'s status as "employee" under Rule 405 of the Commission, all services rendered by [Consultant] hereunder have been rendered as an independent contractor, and [Consultant] shall be liable for any taxes, withholding or other similar taxes or charges, and [Consultant] shall indemnify and hold San Antonios harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by [Consultant] in computing the billable rate for the services [Consultant] has rendered and agreed to render to San Antonios.

1.3

Term.  All services performed at the request of San Antonios by [Consultant] have either been performed or completed, or shall be performed within twelve months from the date hereof, at which time the Agreement shall terminate.

1.4

Payment.  San Antonios and [Consultant] agree that San Antonios shall pay the invoices of [Consultant] for the services performed under the Agreement by the issuance of Shares with an agreed upon value of $0.125 per share; provided, however, that the Shares shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering the Shares with the Commission.

1.5

Invoices for Services. [Consultant] has provided or shall provide San Antonios with written invoices detailing the services duly performed and/or the retainer or flat fee for such services.  Such invoices shall be paid by San Antonios in accordance with Section 1.4 above. The submission of an invoice for the services performed by [Consultant] shall be deemed to be a subscription to purchase Shares at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering the Shares with the Commission.

1.6

Common Share Price.  To the extent deemed required or necessary and for all purposes of the Agreement, [Consultant] shall have an "option" with a cashless exercise, covering the Shares at the per share price set forth in paragraph 1.4 above during the term hereof; [Consultant] assume the risk of any decrease in the per share price or value of the Shares that may be issued by San Antonios for services performed by [Consultant] hereunder, and [Consultant] agrees that any such decrease shall in no way affect the rights, obligations or duties of [Consultant] hereunder.

1.7

Limitation on Services.  None of the services rendered by [Consultant] and paid for by the issuance of Shares shall be services related to any "capital raising" transaction.

1.8

Delivery of Shares.  Subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering the Shares, one or more stock certificates representing the Shares shall be delivered to [Consultant] at the address listed on the Counterpart Signature Pages, unless another address shall be provided to San Antonios in writing prior to the issuance of the Shares.

1.9

Adjustments in the Number of Common Shares in the Capital Stock and Price per Share.  San Antonios and [Consultant] agree that the per share price of the Shares that may be issued by San Antonios to [Consultant] for services performed under the Agreement has been arbitrarily set by San Antonios, and was determined based upon an agreed upon value of the Shares at the time of this Agreement; however, in the event San Antonios shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its Common Shares or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding Common Shares in the capital stock of San Antonios prior to the issuance of the Shares to [Consultant], that the per share price and the number of Shares issuable to [Consultant] for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

Section 2

Representations and Warranties of San Antonios

San Antonios represents and warrants to, and covenants with, [Consultant] as follows:

2.1

Corporate Status.  San Antonios is a company duly organized, validly existing and in good standing under the laws of the Province of British Columbia and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

2.2

Compensation Plans.  The Board of Directors of San Antonios has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which San Antonios may issue "freely tradable" Common Shares in its capital stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by San Antonios.

2.3

Registration Statement on Form S-8.  San Antonios shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the Shares to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of San Antonios; and San Antonios will provide to [Consultant] prior to the issuance and delivery of the Shares a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

2.4

Federal and State Securities Laws, Rules and Regulations. San Antonios shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of the Shares.

2.5

Limitation on Services.  San Antonios shall not request [Consultant] to perform any services in connection with any "capital raising" transaction under the Agreement.

2.6

Reports with the Commission.  San Antonios is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and San Antonios has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

2.7

Corporate Authority and Due Authorization.  San Antonios has full corporate power and authority to enter into the Agreement and to carry out its obligations hereunder.  Execution of the Agreement and performance by San Antonios hereunder have been duly authorized by all requisite corporate action on the part of San Antonios, and the Agreement constitutes a valid and binding obligation of San Antonios and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of San Antonios.

Section 3

Representations and Warranties of [Consultant]

[Consultant] represents and warrants to, and covenants with, San Antonios as follows:

3.1

Employment.  [Consultant] hereby accepts employment by San Antonios for the services performed pursuant to this Agreement. The services performed by [Consultant] hereunder have been personally rendered by [Consultant] and persons whom he employs or contracts with in the regular course of business.

3.2

Sophisticated Investors.  [Consultant] represents and warrants that, by reason of income, net assets, education, background and business acumen, [Consultant] has the experience and knowledge to evaluate the risks and merits attendant to an investment in Common Shares in the capital stock of San Antonios, either singly or through the aid and assistance of a competent professional, and is fully capable of bearing the economic risk of loss of the total investment of services.

3.3

Suitability of Investment.  Prior to the execution of the Agreement, [Consultant] shall have provided the services outlined in the respective Counterpart Signature Pages to San Antonios, and [Consultant] fully believes that an investment in Common Shares in the capital stock of San Antonios is a suitable investment for [Consultant]

3.4

Limitation on Services.  None of the services rendered by  [Consultant] and paid for by the issuance of the Shares shall be services related to any "capital raising" transaction.

3.5

Authority and Authorization.  [Consultant] has full power and authority to enter into the Agreement and carry out the obligations hereunder.  Execution of the Agreement and performance by [Consultant] hereunder constitutes a valid and binding obligation of [Consultant] and performance hereunder will not violate any other agreement to which he is a party.

Section 4

Indemnity

4.1

San Antonios and [Consultant] agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of San Antonios to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

Section 5

Termination

5.1

Prior to the performance of services hereunder, the Agreement may be terminated (1) by mutual consent of San Antonios and [Consultant] in writing; (2) by either the Directors of San Antonios or [Consultant] if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of San Antonios to pay for any services actually rendered by [Consultant] hereunder shall survive any such termination.

Section 6

General Provisions

6.1

Further Assurances.  At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of the Agreement.

6.2

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered, over night or certified mail.

6.3

Entire Agreement.  The Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

6.4

Headings.  The section and subsection headings in the Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

6.5

Governing law.  The Agreement shall be governed by and construed and enforced in accordance with the laws of British Columbia.

6.6

Assignment.  Neither San Antonios nor [Consultant] can assign any rights, duties or obligations under the Agreement, and in the event of any such assignment, such assignment shall be deemed null and void.

6.7

Counterparts.  The Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed the Agreement effective the day and year first above written.

SAN ANTONIOS RESOURCES, INC.

_/s/ Antonios Kripotos______________

Antonios Kripotos

President, CEO and Director

EXHIBIT "A"

CONSULTANT COMPENSATION AGREEMENT

Counterpart Signature Page

THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between San Antonios Resources Inc. and the undersigned Consultant is executed as of the date set forth herein below.

Consultant:

(signature of Consultant__________________

Date: August 27th, 2002

 [Consultant]

EXHIBIT “B’

Number of Shares and Maximum Value of Services

The number of Common Shares in the capital stock of San Antonios Resources Inc. (the “Company”) to be issued to [Consultant] under an S-8 registration is not to exceed [number] ([number]) with the actual number issued dependent in the view of the Board of Directors on the degree of accomplishment of the services to be performed on behalf of the Company by [Consultant] as set out below under General Description of Services to be Performed.

The maximum value of the services to be provided at a deemed price of US $0.125 will amount to a maximum of US $50,000.

General Description of Services to be Performed

To assist in bringing up to date all Corporate and Regulatory Requirements of San Antonios Resources Inc. including, but not limited to Accounting and Auditing for the year ending December 31, 2001, 2001 Annual Report to be filed by way of a Form 20 - F, Tax Returns for San Antonios Resources Inc. and San Antonios Resources (USA) Inc covering fiscal years 1999, 2000 and 2001, preparation of Circular and mail out to shareholders for Annual General Meeting.

[CONSULTANT]

August 27th, 2002

Antonios Kripotos , President

San Antonios Resources, Inc.

Suite 1120 – 750 West Pender

Vancouver B.C.V6C 2T8

Re: San Antonios Resources

Dear Mr. Kripotos:

This will confirm the rendering of consulting services under my Consultant and Compensation Agreement with you in exchange for [number] Common Shares in the capital stock of San Antonios Resources, Inc.

Sincerely,

[Consultant]